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EXHIBIT 3.2

                                                              As Amended Through
                                                                   July 18, 1983

                                 SHOPSMITH, INC.

                           AMENDED CODE OF REGULATIONS

                                     Office

                  The principal office of the Corporation shall be at such place as may be determined and designated from time to time by the Board of Directors.

                             Meeting of Shareholders

            Section 1. Annual Meeting. The annual meeting of the shareholders of the Corporation, for the purpose of electing directors and transacting such other business as may be specified in the notice thereof, shall be held on the second Saturday in June of each year or on such other date as may be fixed by the Board of Directors of the Corporation and stated in the notice of the meeting.

            Section 2. Special Meetings. Special meetings of the shareholders may be called by the Chairman of the Board, the President, or in case of the President's absence, death or disability, the Vice President authorized to exercise the authority of the President, or the Board of Directors by action at a meeting, or a majority of the directors acting without a meeting, and shall be called by the Secretary upon written request of shareholders holding of record fifty per cent or more of all shares outstanding and entitled to vote thereat. No business other than that specified in the call shall be considered at any special meeting.

            Section 3. Place of Meetings. Meetings of shareholders shall be held at the principal office of the Corporation, unless a majority of the Board of Directors determines that a meeting shall be held at some other place within or without the State of Ohio and causes the notice thereof to so state.

            Section 4. Notice of Meeting. Unless waived by him, a written or printed notice of each annual or special meeting stating the time and place and the purpose or purposes thereof shall be mailed postage prepaid to each shareholder of record entitled to notice thereof, not more than sixty days nor less than seven days before any such meeting. It shall be addressed to the shareholder at his address as it appears upon the records of the Corporation. Notice of adjournment of a meeting need not be given if the time and place to which it is adjourned are fixed and announced at such meeting.

            Notice of the time, place, and purposes of any meeting of shareholders, whether required by law, the Articles of Incorporation or this Code of Regulations, may be waived in writing either before or after the holding of such meeting by any shareholder, which writing shall be filed with or entered upon the records of the meeting. The attendance of any shareholder at any such meeting without protesting, prior to or at the commencement of the meeting, the lack of proper notice shall be deemed to be a waiver by him of notice of such meeting.

            Section 5. Quorum. At any meeting, the holders of shares entitling them to exercise a majority of the voting power of the Corporation, present in person or represented by proxy, shall constitute a quorum for all purposes, except when a greater proportion is required by law. At any meeting at which a quorum is present, all questions and business which shall come before the meeting shall be determined by the vote of the holders of a majority of the voting shares held by shareholders present in person or by proxy at the meeting, except when a different proportion is required by law.

            At any meeting, whether a quorum is present or not, the holders of a majority of the voting shares held by shareholders present in person or by proxy may adjourn from time to time and from place to place without notice other than by announcement at the meeting. At any such adjourned meeting at which a quorum is present, any business may be transacted which may be transacted at the meeting as originally notified or held.

            Section 6. Proxies. The instrument appointing a proxy shall be in writing and shall otherwise conform to the requirements of the Ohio General Corporation Law. The person so appointed need not be a shareholder. A vote in accordance with the terms of a proxy shall be valid notwithstanding the previous death or incapacity of the principal or

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revocation of the appointment unless notice in writing of such death, incapacity or revocation shall have been given to the Corporation before a vote is taken. The presence of a shareholder at a meeting shall not operate to revoke a proxy unless and until notice of such revocation is given to the Corporation in writing or in open meeting.

            Section 7. Financial Report. At the annual meeting of shareholders, or the meeting held in lieu thereof, there shall be laid before the shareholders a financial statement consisting of a balance sheet containing a summary of the assets, liabilities, stated capital, and surplus (showing separately any capital surplus arising from unrealized appreciation of assets, other capital surplus, and earned surplus) of the Corporation as of a date not more than four months before such meeting (except that if such meeting is an adjourned meeting, said balance sheet may be as of a date not more than four months before the date of the meeting as originally convened), and a statement of profit and loss and surplus, including a summary of profits, dividends paid, and other changes in the surplus accounts of the Corporation for the period for which the last preceding statement of profit and loss was made as required hereby and ending with the date of said balance sheet.

            The financial statement shall have appended thereto a certificate signed by the Chairman of the Board, the President, a Vice President, the Treasurer or an Assistant Treasurer of the Corporation, or a public accountant or firm of public accountants to the effect that the financial statement presents fairly the position of the Corporation and the results of its operations in conformity with generally accepted accounting principles applied on a basis consistent with that of the preceding period, or such other certificate as is in accordance with sound accounting practice.

            Section 8. Action Without a Meeting. Any action which may be authorized or taken at a meeting of shareholders of the Corporation may be authorized or taken without a meeting with the affirmative vote or approval of, and in a writing or writings signed by, all the shareholders who would be entitled to notice of a meeting of the shareholders held for such purpose.

                                   ARTICLE III

                                    Directors

            Section 1. Number of Directors. Until changed in accordance with the provisions of this Section, there shall be six directors of the Corporation. The number of directors of the Corporation may be increased or reduced (i) at any meeting of shareholders called for the purpose of electing directors, at which a quorum is present, by the affirmative vote of the holders of a majority of the voting shares held by shareholders present in person or by proxy at the meeting, or (ii) at any meeting of directors at which a quorum is present, by the affirmative vote of a majority of the directors present. No reduction in the number of directors shall of itself have the effect of shortening the term of any incumbent director.

            Section 2. Term of Office. The terms of office of the Directors initially classified shall be as follows: that of the first class shall expire at the next annual meeting of shareholders; that of the second class at the second succeeding annual meeting of shareholders. At each annual meeting of shareholders after such initial classification, Directors to replace those whose terms expire at such annual meeting shall be elected to hold office until the second succeeding annual meeting. Any other Director elected at any meeting of shareholders shall hold office until the expiration of the term in office of the other members of the same class to which he is elected.

            Each Director shall hold office until the expiration of the term for which he is elected, and until his successor has been elected and qualified.

            Section 3. Qualification of Directors. Directors of the corporation need not be shareholders of the Corporation.

            Section 4. Vacancies. The remaining directors, though less than a majority of the whole authorized number of directors, may, by the vote of a majority of their number fill any vacancy in the Board of Directors until an election to fill such vacancy is had. Shareholders entitled to elect directors shall have the right to fill any vacancy in the Board of Directors (whether or not the same has been temporarily filled by the remaining directors) at any meeting of the shareholders called for that purpose, and any director elected at any such meeting of shareholders shall hold office until the expiration of the term in office of the other members of the same class to which he is elected.

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            Section 5. Limitation of Liability and Indemnification of Directors,
Officers, Employees, and Agents.

            A. No person shall be liable to the Corporation for any loss or damage suffered by it on account of any action taken or omitted to be taken by him as a director or officer of the Corporation, if such person (a) in good faith exercised or used the same degree of care and skill as a prudent man would have exercised or used under the circumstances in the conduct of his own affairs, or (b), in good faith took, or omitted to take, such action in reliance upon advice of counsel for the Corporation or upon the books and records of the Corporation, upon reports made to the Corporation by an officer or employee or by any other person selected for the purpose with reasonable care by the Corporation, or upon financial statements or written reports prepared by an officer or employee of the Corporation in charge of its accounts or certified by a public accountant or firm of public accountants, or (c) in good faith considered the assets to be of their book value or followed what he believed to be sound accounting and business practice.

            B. (1) In case any person was or is a party, or is threatened to be made a party, to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative, other than an action by or in the right of the Corporation, by reason of the fact that he is or was a director, officer, employee, or agent of the Corporation or is or was serving at the request of the Corporation as a director, trustee, officer, employee, or agent of another corporation, domestic or foreign, nonprofit or for profit, partnership, joint venture, trust, or other enterprise, the Corporation shall indemnify such person against expenses, including attorneys' fees, judgments, decrees, fines, penalties, and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit, or proceeding, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and with respect to any matter the subject of a criminal action, suit, or proceeding, he had no reasonable cause to believe that his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not, itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and with respect to any matter the subject of a criminal action, suit or proceeding, that he had reasonable cause to believe that his conduct was unlawful.

            (2) In case any person was or is a party, or is threatened to be made a party, to any threatened, pending, or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee, or agent of the Corporation, or is or was serving at the request of the Corporation as a director, trustee, officer, employee, or agent of another corporation, domestic or foreign, nonprofit or for profit, partnership, joint venture, trust, or other enterprise, the Corporation shall indemnify such person against expenses, including attorneys' fees, actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, except that no indemnification shall be made in respect of any claim, issue, or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the Corporation unless and only to the extent that the Court of Common Pleas, or the Court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability, but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the Court of Common Pleas or such other Court shall deem proper.

            (3) To the extent that a director, trustee, officer, employee, or agent has been successful on the merits or otherwise in defense of any action, suit, or proceeding referred to in paragraphs (1) and (2) of this Subsection B or in defense of any claim, issue, or matter therein, the Corporation shall indemnify him against expenses, including attorneys' fees, actually and reasonably incurred by him in connection therewith.

            (4) Any indemnification under paragraphs (1) and (2) of this Subsection B, unless ordered by a court, shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, trustee, officer, employee, or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in paragraphs (1) and (2) of this Subsection B. Such determination shall be made
(a) by a majority vote of a quorum consisting of directors of the Corporation who were not and are not parties to or threatened with any such action, suit, or proceeding, or (b) if such a quorum is not obtainable or if a majority vote of a quorum of disinterested directors so directs, in a written opinion by independent legal counsel other than an attorney, or a firm having associated with it an attorney, who has been retained by or who has performed services for the Corporation or any person to be indemnified within the past five years, or
(c) by the shareholders, or (d) by the Court of Common Pleas or the Court in which such action, suit, or proceeding was brought. Any determination made by the disinterested directors under clause (a) of this paragraph (4) or by independent legal counsel under clause (b) of this paragraph (4) shall be promptly communicated to the person who threatened or brought the action or suit by or in the

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right of the Corporation referred to in paragraph (2) of this Subsection B, and if, within ten days after the receipt of such notification, such person shall petition the Court of Common Pleas or the Court in which such action or suit was brought to review the reasonableness of such determination, no action in implementing such determination shall be taken until after the final judgment of such Court has been had and such determination has been modified to the extent necessary to accord with such judgment; however, if, after such ten-day period, such person shall not have petitioned the Court of Common Pleas or the Court in which such action or suit was brought to review the reasonableness of such determination, the Corporation shall proceed to implement such determination.

            (5) Expenses, including attorneys' fees, incurred in defending any action, suit or proceeding referred to in paragraphs (1) and (2) of this Subsection B, may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding as authorized by the directors in the specific case upon the receipt of an undertaking by or on behalf of the director, trustee, officer, employee, or agent to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by the Corporation as authorized in this Subsection B.

            (6) The indemnification provided by this Subsection B shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under the Articles or the Regulations of the Corporation, or any agreement, vote of shareholders or disinterested directors, or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, trustee, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person. Until repealed or amended, the provisions of this Subsection B shall be applicable to all actions, suits, and other proceedings irrespective of when instituted or threatened and irrespective of the date or dates of occurrence of the matter or matters to which any such action, suit, or other proceeding is referable, provided however, that nothing contained herein shall in any way limit any other or additional rights of any person under the provisions of Subsection B and C of this Section 5 as in effect immediately prior to June 14, 1975 with respect to any action, suit or proceeding instituted or threatened which arises out of matters occurring during, or referable to, the period prior to June 14, 1975. Notwithstanding any repeal of this Subsection B or other amendment thereof, the indemnification provided for in this Subsection B shall be binding upon the Corporation in accordance with the provisions thereof as to all actions, suits, or proceedings instituted or threatened which arise out of matters occurring during, or referable to, the period prior to any such repeal or amendment.

            C. The provisions of this Section 5 shall be in addition to and not in limitation of any rights, indemnifications or indemnities, or limitations of liability to which any director, officer, or employee may be entitled as a matter of law or under any insurance purchased by either the Corporation or such director, officer, or employee. Notwithstanding any repeal of this section 5 or other amendment thereof, the foregoing indemnification shall be binding upon the Corporation in accordance with the provisions thereof as to all actions, suits, or proceedings instituted or threatened which arise out of matters occurring during, or referable to, the period prior to any such repeal or amendment.

                                   ARTICLE IV

                  Powers and Meetings of the Board of Directors

                  Section 1. Powers of the Board. Except as otherwise provided in the General Corporation Law of Ohio, or in the Articles of Incorporation, in respect of action required to be taken, authorized or approved by the shareholders, all the capacity of the Corporation shall be vested in and all its authority shall be exercised by the Board of Directors.

                  Section 2. Meetings of the Board. A regular meeting of the Board of Directors shall be held immediately following the adjournment of each annual meeting of shareholders of the Corporation and notice of such meeting need not be given.

                  Special meetings of the Board of Directors may also be held at any time upon call of the Chairman of the Board, the President, or any two members of the Board.

                  Meetings of the Board of Directors may be held at any place either within or without the State of Ohio. Written notice of the time and place of each special meeting of the Board of Directors shall be given by mailing the same to each director at his last-known address at least three (3) days prior to the date of said meeting, or such notice may be personally delivered or telegraphed in substance to each director not less than twenty-

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four (24) hours before the meeting, which notice need not specify the purposes of the meeting. Such notice may be waived in writing, either before or after the holding of such meeting, by any director, which writing shall be filed with or entered upon the records of the meeting. The attendance of any director at any such meeting without protesting, prior to or at the commencement of the meeting, the lack of proper notice shall be deemed to be a waiver by him of notice of such meeting. Notice of adjournment of a meeting need not be given if the time and place to which it is adjourned are fixed and announced at such meeting.

            Section 1. Quorum. A majority of the Board of Directors shall constitute a quorum for the transaction of business, provided that whenever less than a quorum is present at any time or place appointed for a meeting of the Board, a majority of those present may adjourn the meeting from time to time without notice, other than by announcement at the meeting, until a quorum shall be present. The act of a majority of directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

            Section 2. Action Without a Meeting. Any action which may be authorized or taken at a meeting of the Board of Directors may be authorized or taken without a meeting with the affirmative vote or approval of, and in a writing or writings signed by, all the directors.

            Section 3. By-Laws of the Board. The Board of Directors may adopt by-laws for the government of its actions consistent with the Articles of Incorporation and these Regulations.

                                    ARTICLE V

                                   Committees

            The Board of Directors may likewise appoint one or more directors as alternate members of any such committee, who may take the place of any absent member or members at any meeting of such committee.

            Each such committee shall serve at the pleasure of the Board of Directors, shall act only in the intervals between meetings of the Board of Directors, and shall be subject to the control and direction of the Board of Directors. All actions by any such committee shall be subject to revision and alteration by the Board of Directors provided that no rights of third persons shall be adversely affected by any such revision or alteration.

            An act or authorization of an act by any such committee within the authority delegated to it by the resolution establishing it shall be as effective for all purposes as the act or authorization of the Board of Directors.

            Any such committee may act by a majority of its members at a meeting or by a writing or writings signed by all of its members.

            The Board of Directors may likewise appoint other members of any committee who are not members of the Board of Directors who shall act in an advisory capacity but who shall have no vote upon any matter of business before the committee.

                                   ARTICLE VI

                                    Officers

            Section 1. Officers. The officers of this Corporation shall be a Chairman of the Board, who shall be a Director, a President, one or more Vice Presidents, a Secretary, a Treasurer, and such other officers and assistants as the Board of Directors may from time to time determine.

            Any two or more offices may be held by one person, except the offices of President and Vice President.

            Section 2. Election of Officers. All officers of the Corporation shall be elected by the Board of Directors, and shall hold office until the annual meeting of the Board of Directors following the date of the election of such officers or until their successors are elected and qualified. The Board of Directors may remove any officer at any time, with or without cause, by a majority vote. The Board of Directors may fill any vacancy in any office occurring from whatever cause.

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            Section 3. Duties of Officers. Each officer and assistant officer shall have such duties, responsibilities, powers and authority as may be prescribed by law or assigned to him by the Board of Directors from time to time.

                                   ARTICLE VII

                        Certificates for Shares of Stock

            Section 1. The interest of each shareholder of the Corporation shall be evidenced by a certificate or certificates for shares in such form as the Board of Directors may from time to time prescribe. The shares of the Corporation shall be transferable on the books of the Corporation by the holder thereof in person or by his attorney, upon surrender for cancellation of a certificate or certificates for the same number of shares, with an assignment and power of transfer endorsed thereon or attached thereto, duly executed, and with such proof of the authenticity of the signature as the Corporation or its agent may reasonably require.

            Section 2. The certificates for shares shall be signed by the President or a Vice-President and by the Secretary or the Treasurer or an Assistant Secretary or an Assistant Treasurer (except that where any such certificate is countersigned by an incorporated transfer agent or registrar, the signatures of any such President, Vice-President, Secretary, Treasurer, Assistant Secretary or Assistant Treasurer, may be facsimiles, engraved, stamped or printed), and shall be countersigned and registered in such manner, if any, as the Board of Directors may by resolution prescribe. In case any officer or officers who shall have signed, or whose facsimile signature or signatures shall have been used on any such certificate or certificates shall cease to be such officer or officers of the Corporation, whether because of death, resignation or otherwise, before such certificate or certificates shall have been delivered by the Corporation, such certificate or certificates shall nevertheless be effective in all respects when delivered, as though the person or persons who signed such certificate or certificates, or whose facsimile signature or signatures shall have been used thereon had not ceased to be such officer or officers of the Corporation.

            Section 3. No certificate for shares shall be delivered in place of any certificate alleged to have been lost, stolen or destroyed, except upon production of such evidence of such loss, theft or destruction and upon delivery to the Corporation of a bond of indemnity in such amount, upon such terms and secured by such surety, as the Board of Directors in its discretion may require.

                                  ARTICLE VIII

                                      Seal

            The seal of the Corporation shall be circular with the name of the Corporation and the word "OHIO" surrounding the words "CORPORATE SEAL."

                                   ARTICLE IX

                                   Amendments

            This Code of Regulations may be amended or repealed at any meeting of shareholders called for that purpose by the affirmative vote of the holders of record of shares entitling them to exercise a majority of the voting power on such proposal.

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